Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Live Oak Bancshares, Inc.

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 6, 2015 (except for the Reclassifications and Corrections described in Note 1, for which the date is May 27, 2015), with respect to the consolidated financial statements of Live Oak Bancshares, Inc. (the “Company”), which report appears in the Company’s 2014 Annual Report.

Greenville, North Carolina

August 21, 2015